                                                                Exhibit (e)(iii)


                               FORM OF SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
               SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                                       Effective Date
----                                                                       --------------
Schwab International Index Fund - Investor Shares                          July 21, 1993

Schwab International Index Fund - Select Shares                            April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                              October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                                April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly known as Schwab              September 25, 1995
Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab            September 25, 1995
Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab        September 25, 1995
Asset Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                             February 28, 1996

Schwab S&P 500 Fund - Investor Shares                                      February 28, 1996

Schwab S&P 500 Fund - Select Shares                                        April 30, 1997

Schwab Analytics Fund                                                      May 21, 1996

Schwab MarketManager International Portfolio (formerly known as Schwab     September 2, 1996
OneSource Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly known as Schwab            October 13, 1996
OneSource Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known as Schwab          October 13, 1996
OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab         August 3, 1997
OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                                          October 28, 1998

Institutional Select Large Cap-Value Index Fund                            October 28, 1998

Institutional Select Small-Cap Value Index Fund                            October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares                     April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares                       April 15, 1999

Fund                                                              Effective Date
----                                                              --------------
Communications Focus Fund                                         May 15, 2000

Financial Services Focus Fund                                     May 15, 2000

Health Care Focus Fund                                            May 15, 2000

Technology Focus Fund                                             May 15, 2000

Schwab Hedged Equity Fund                                         August 6, 2002


                                        SCHWAB CAPITAL TRUST

                                        By:      ____________________
                                        Name:    John Philip Coghlan
                                        Title:   President and Chief Executive
                                                 Officer

                                        CHARLES SCHWAB & CO., INC.

                                        By:      ____________________
                                        Name:    Ron Carter
                                        Title:   Senior Vice President